                                                                 EXHIBIT 3.1(BD)

                            ARTICLES OF INCORPORATION

                                       OF
                           WAHIAWA WATER COMPANY, INC.

                  THESE ARTICLES OF INCORPORATION, made and entered into this 24 day of June, 1975, by and between the undersigned being all residents of the City and County of Honolulu, State of Hawaii, United States of America:

                                   WITNESSETH:

                  That the parties hereto, desiring to become incorporated as a corporation in accordance with the laws of the State of Hawaii, and to obtain the rights and benefits conferred by said laws upon corporations, do hereby associate themselves together and unite and form a corporation, and do make and enter into the following Articles of Incorporation, the terms whereof it is agreed shall be equally obligatory upon the parties signing this instrument and upon all the parties who from time to time may hold stock in the corporation:

                                       I

                                      NAME

                      The name of the corporation shall be:

                           WAHIAWA WATER COMPANY, INC.

                                       II

                                     OFFICES

                  The location of the principal office of the corporation shall be in the City of Honolulu, Hawaii, State of Hawaii, and the mailing address of the initial office of the corporation shall be Suite 2200, 130 Merchant Street, Honolulu, Hawaii 96813. The corporation may have such other offices within and without the State of Hawaii as its business may from time to time require.

                                       III

                                  CAPITAL STOCK

                  The authorized capital of the corporation shall be $50,000. The number of shares of stock that the corporation is authorized to issue shall be 50,000 shares, all of said stock being of the same class. The aggregate par value of said stock shall be $50,000 and the par value of each of said shares shall be $1.00.

                  The corporation may from time to time increase or extend its capital stock up to a limit of $1,000,000. Any such increase or extension of the capital stock of the corporation may be represented by any class or classes of stock.

                                       IV

                         INITIAL DIRECTORS AND OFFICERS

                  The names and mailing addresses of the persons who are to act as the initial directors and officers of the corporation are as follows:

                                    Directors

Names                                              Mailing Addresses

HENRY B. CLARK, JR.                                Suite 2200
                                                   130 Merchant Street
                                                   Honolulu, Hawaii  96813

ROBERT S. GORDON                                   Suite 2200
                                                   130 Merchant Street
                                                   Honolulu, Hawaii  96813

D. J. KIRCHHOFF                                    Suite 2200
                                                   130 Merchant Street
                                                   Honolulu, Hawaii  96813

LEONARD MARKS JR.                                  Suite 2200
                                                   130 Merchant Street
                                                   Honolulu, Hawaii  96813

W. W. PATY, JR.                                    Suite 2200
                                                   130 Merchant Street
                                                   Honolulu, Hawaii  96813


                                    Officers

Names                                               Mailing Addresses

ROBERT S. GORDON                                    Suite 2200
Chairman of the Board                               130 Merchant Street
                                                    Honolulu, Hawaii  96813

W. W. PATY, JR.                                     Suite 2200
President                                           130 Merchant Street
                                                    Honolulu, Hawaii  96813

JOSHUA LEE                                          Suite 2200
Vice President-Treasurer                            130 Merchant Street
                                                    Honolulu, Hawaii  96813

GEORGE W. Y. YIM                                    Suite 2200
Vice President-Assist. Secretary                    130 Merchant Street
                                                    Honolulu, Hawaii  96813

S. P. McCURDY                                       Suite 2200
Secretary                                           130 Merchant Street
                                                    Honolulu, Hawaii  96813

SADAMI TANAKA                                       Suite 2200
Controller-Assist. Treasurer                        130 Merchant Street
                                                    Honolulu, Hawaii  96813

                                        V

                               PURPOSES AND POWERS

                  The purposes for which the corporation is organized and its powers in connection therewith are as follows:

                  (1) To engage generally in the business of an irrigation corporation in the Districts of Wahiawa and Waialua, City and County of Honolulu, Hawaii and, in connection therewith, to develop, store, convey, distribute and transmit irrigation water to farmers and agricultural producers located within (and only within) said Districts;

                  (2) Subject to the approval and adoption of a resolution therefor by the Board of Directors of the corporation, to act as a public utility within the City and County of Honolulu, Hawaii and to file and apply for the rates, tariffs, charges and conditions of service necessary or desirable in order to act as and to exercise the rights and powers of an irrigation corporation provided for in Hawaii Revised Statutes, Sections 101-41 through 101-44 as in effect as of the date hereof;

                  (3) To buy, take leases of or otherwise acquire, hold, own, use, improve, develop, cultivate, grant bargain, sell, convey, lease, mortgage, or otherwise dispose of, and in all respects deal in and with real properties, improved or unimproved, and any interests and rights therein;

                  (4) To buy, hire, or otherwise acquire, hold, own, use, produce, manufacture, sell, assign, transfer, pledge, or otherwise dispose of, and in all respects deal in and with personal property of whatever nature, tangible or intangible, and any interests and rights therein;

                  (5) To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other domestic or foreign corporations, associations, trusts, business trusts, partnerships, limited partnerships, or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district, or municipality or of any instrumentality thereof and while the holder thereof to exercise all the rights, powers and privileges in respect thereof, including the right to execute consents and to vote, to the same extent as a natural person could do;

                  (6) To borrow money and to incur indebtedness, without limit as to the amount and in excess of the capital stock of the corporation, and to issue bonds, debentures, debenture stock, warrants, notes, or other obligations therefor, and to secure the same by any lien, charge, grant, pledge, deed of trust, or mortgage of the whole or any part of the real and personal property of the corporation, then owned or thereafter to be acquired;

                  (7) To act as agent of any corporation or association or as manager of the business and affairs of any corporation or association, and in such connection to exercise powers and authority on behalf of any corporation or association, including ministerial, executive, discretionary, and managerial powers, all on such terms and conditions as may be agreed between the corporation and such corporation or association;

                  (8) To promote or to aid in any manner, financially or otherwise, any corporation or association any of whose stock or obligations are held directly or indirectly by this corporation, and for this purpose to enter into plans of reorganization or readjustment and to guarantee the contracts, debts, or obligations, and the payment of interest or dividends on securities of any other person, firm, association, trust, business trust, corporation or governmental body, subject only to the provisions of any applicable laws;

                  (9) To issue shares of the capital stock and the notes, bonds, and other obligations of the corporation, and options for the purchase of any thereof, in payment for property acquired by the corporation or for services rendered to the corporation or for any other objects in and about its business, and to purchase, take, receive, or otherwise acquire, own, hold, sell, transfer, accept as security for loans, and deal generally in shares of its capital stock and its obligations in every lawful manner;

                  (10) To enter into, make, perform, and carry out contracts of every kind for any lawful purpose with any person, firm, association, or corporation, one or more;

                  (11) To acquire the whole or any part of the property, assets, business, goodwill, and rights of any person, firm, association, or corporation engaged in any business or enterprise which may lawfully be undertaken by the corporation, and to pay for the same in cash or shares of the capital stock or obligations of the corporation, or by undertaking and assuming the whole or any part of the indebtedness and obligations of the transferor, or otherwise, and to hold or in any manner dispose of the whole or any part of the property and assets so acquired, and to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all the powers necessary or convenient in and about the conduct, management and carrying on of such business;

                  (12) To draw, make, accept, endorse, guarantee, execute and issue promissory notes, bills of exchange, drafts, warrants of all kinds, obligations and certificates and negotiable or transferable instruments; to loan money to others with or without security; and to guarantee the debts and obligations of others and go surety on bonds of others;

                  (13) To effect any of the purposes mentioned in these Articles and to exercise any powers so mentioned either directly or through the acquisition and ownership of shares of stock of any other corporation or association and by holding and voting the same or otherwise exercising and enjoying the rights and advantages incidental thereto, and if deemed desirable to operate wholly or partially as a holding company through the acquisition and ownership of shares of stock of any other corporation or association, whether or not such shares of stock so acquired or owned by this corporation shall give to this corporation control of such other corporation or association;

                  (14) To carry on any other lawful business whatsoever which may seem to the corporation capable of being carried on in connection with the foregoing purposes and powers, or calculated directly or indirectly to promote the interests of the corporation or to enhance the value of its properties;

                  (15) To enter into partnerships, limited partnerships and joint ventures with any person or persons for the carrying on through such partnerships, limited partnerships and joint ventures of any business the purposes of which are the same as or are germane, in whole or in part, to the purposes or business of the corporation;

                  (16) To conduct its business, carry on its operations and purposes, and exercise its powers or any thereof in any state, territory, district, or possession of the United States of America or in any foreign country;

                  (17) To have succession by its corporate name perpetually, and to have, enjoy, and exercise all the other rights, powers, and privileges which are now or which may hereafter be conferred upon corporations organized under the general corporation laws of the State of Hawaii;

                  (18) To have and exercise all powers necessary or convenient to effect any or all of the purposes set forth in these Articles or reasonably incidental to the fulfillment of its purposes or the exercise of its powers as set forth therein or designed directly or indirectly to promote the interests of the corporation or to enhance the value of its properties;

                  (19) To make donations of property, money, or services to benevolent, charitable, educational, religious, scientific, literary, or social institutions or associations, community funds, municipalities or public charities or to public or private enterprises or purposes so far as the Board of Directors may deem necessary or helpful in connection with the accomplishment of the purposes herein stated or in the public or community interest;

                  (20) To promote, assist, maintain, support or aid in any manner, financially or otherwise, such benevolent, charitable, educational, religious, scientific, literary, or social institutions or associations, community funds, municipalities or public charities, or other institutions or objects as the Board of Directors may deem necessary or helpful in connection with the accomplishment of the purposes herein stated or in the public or community interest.

                  The foregoing clauses shall each be construed as purposes and powers and the matters expressed in each clause or any part of any clause shall be in no wise limited by reference to or inference from any other clause or any other part of the same clause, but shall be regarded as independent purposes and powers and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of the general purposes and powers of the corporation nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.

                                       VI

                               BOARD OF DIRECTORS

                  There shall be a Board of Directors of the corporation to consist of not less than three (3) nor more than eleven (11) members. No less than one-third of the members of the Board of Directors shall be residents of the State of Hawaii, and in the absence of such one-third membership the Board of Directors shall not function. The members of the Board of Directors shall be elected or appointed at such times, in such manner and for such terms as may be prescribed by the By-Laws which also may provide for the removal of directors and the filling of vacancies and may provide that the remaining members of the Board of Directors, although less than a majority thereof, may by the affirmative vote of the majority of such remaining members fill vacancies in the Board of Directors, including temporary vacancies caused by the illness of directors or the temporary absence of directors from the State of Hawaii. The directors need not be stockholders of the corporation. The Board of Directors shall have full power to control and direct the business and affairs of the corporation, subject, however, to resolutions adopted by the stockholders and to any limitations which may be set forth in statutory provisions, in these Articles or in the By-Laws. The Board of Directors, without the approval of the stockholders of the corporation, or of any percentage thereof, may authorize the borrowing of money or the incurring of debts, even though as a result thereof the amount of the corporation's indebtedness may exceed its capital stock.

                                      VII

                                    OFFICERS

         The officers of the corporation shall consist of a Chairman of the Board, President, one or more Vice Presidents as may be prescribed by the By-Laws, a Secretary, a Treasurer, and such other officers and assistant officers and agents as may be prescribed by the By-Laws. The officers shall be elected or appointed, hold office and may be removed as may be prescribed by the By-Laws. The Chairman of the Board and President shall be directors of the corporation. No other officer and no subordinate officer need be a director of the corporation. No officer need be a stockholder of the corporation. Any two or more offices may be held by the same person.

                  All officers and agents of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be prescribed by the By-Laws, or as may be determined by resolution of the Board of Directors not inconsistent with the By-Laws.

                                      VIII

                                    CONTRACTS

                  No contract or other transaction between the corporation and any other person, firm, corporation, association or other organization, and no act of the corporation, shall in any way be affected or invalidated by the fact that any of the directors or officers of the corporation are parties to such contract, transaction or act or are pecuniarily or otherwise interested in the same or are directors or officers or members of any such other firm, corporation, association or other organization, provided that the interest of such director shall be disclosed or shall have been known to the Board of Directors authorizing or approving the same, or to a majority thereof. Any director of the corporation who is a party to such transaction, contract, or act or who is pecuniarily or otherwise interested in the same or is a director or officer or member of such other firm, corporation, association or other organization, may be counted in determining a quorum of any meeting of the Board of Directors which shall authorize or approve any such contract, transaction or act, and may vote thereon with like force and effect as if he were in no way interested therein. Neither any director nor any officer of the corporation, being so interested in any such contract, transaction or act of the corporation which shall be approved by the Board of Directors of the corporation, nor any such other person, firm, corporation, association or other organization in which such director or officer may be interested or of which such officer or director may be a director, officer or member, shall be liable or accountable to the corporation, or to any stockholder thereof, for any loss incurred by the corporation pursuant to or by reason of such contract, transaction or act, or for any gain received by any such other party pursuant thereto or by reason thereof.

                                       IX

                                    INDEMNITY

                  The corporation shall indemnify each present and future officer and director of the corporation and each person who serves at the request of the corporation as an officer or director of any other corporation, whether or not such person is also an officer or director of the corporation, against all costs, expenses, and liabilities, including the amounts of judgments, amounts paid in compromise settlements and amounts paid for services of counsel and other related expenses, which may be incurred by or imposed on him in connection with any claim, action, suit, proceeding, investigation, or inquiry hereafter made, instituted, or threatened in which he may be involved as a party or otherwise by reason of his being or having been such officer or director, or by reason of any past or future action taken or authorized or approved by him or any omission to act as such officer or director, whether or not he continues to be such officer or director at the time of the incurring or imposition of such costs, expenses, or liabilities, except such costs, expenses, or liabilities as shall relate to matters as to which he shall in such action, suit or proceeding be finally adjudged to be, or shall be, liable by reason of his negligence or willful misconduct toward the corporation in the performance of his duties as such officer or director. As to whether or not a director or officer was liable by reason of negligence or willful misconduct toward the corporation in the performance of his duties as such officer or director, in the absence of such final adjudication of the existence of such liability, the Board of Directors and each officer and director may conclusively rely upon an opinion of legal counsel selected by or in the manner designated by the Board of Directors. The foregoing right of indemnification shall not be exclusive of other rights to which any such officer or director may be entitled as a matter of law or otherwise, and shall inure to the benefit of the heirs, executors, administrators, and assigns of each such officer or director.

                                        X

                                LIMITED LIABILITY

                  No stockholder of the corporation shall be liable for any debt of the corporation beyond any amount which may be due and unpaid upon the par value of the share or shares held by such stockholder.

                                       XI

                               SERVICE OF PROCESS

                  Service of process may be made upon any officer of the corporation.

                  IN WITNESS WHEREOF, said parties have hereunto set their hands the day and year first above written.


                                             /s/ George Yim
                                             -----------------------------------
                                             GEORGE YIM

                                             /s/ S. P. McCurdy
                                             -----------------------------------
                                             S. P. McCurdy

                                             /s/ Ronald H. W. Lum
                                             -----------------------------------
                                             Ronald H. W. Lum

                                                                   Incorporators

STATE OF HAWAII                         )
                                        )    ss.
CITY AND COUNTY OF HONOLULU             )



                  On this 24 day of June , 1975 , before me personally appeared GEORGE YIM, S. P. McCURDY and RONALD H. W. LUM, to me known to be the persons described in and who executed the foregoing instrument, and acknowledged that they executed the same as their free act and deed.


                                        /s/ Lillian T. Oasa
                                        ---------------------------------------
                                        Notary Public, First Judicial
                                        Circuit, State of Hawaii
                                        My Commission Expires:  MAY 21, 1978
on said subscription price in the amount of $5,000 in cash, said sum representing consideration for ten per cent (l0%) of the authorized capital stock of the corporation or 5,000 shares of stock.

                  DATED: Honolulu, Hawaii, June 24 , 1975.




                                                     /s/ W. W. Paty, Jr.
                                                     ---------------------------
                                                     W. W. PATY, JR.
                                                     President

                                                     /s/ Joshua Lee
                                                     ---------------------------
                                                     JOSHUA LEE
                                                     Treasurer

                                                     /s/ S. P. McCurdy
                                                     ---------------------------
                                                     S. P. McCURDY
                                                     Secretary


Subscribed and sworn to before me
this 24 day of June, 1975 .



/s/ Lillian T. Oasa
----------------------------------
Notary Public, First Judicial
Circuit, State of Hawaii

My Commission Expires:  MAY 21, 1978